Exhibit 4.14

CONFIDENTIAL TREATMENT

SEVENTH AMENDMENT TO LICENSE AGREEMENT

This Seventh Amendment to License Agreement (“Seventh Amendment”) is made effective as of August 27th, 2009 (the “Seventh Amendment Effective Date”) by and between, as one party, Ceva Technologies Inc., having a place of business at 2033 Gateway Place, Suite 150, San Jose, CA 95110 and Ceva DSP Ltd., having a place of business 2 Maskit Street, P.O.B. 2068, Herzelia 46120, Israel (collectively, “Ceva”) and Spreadtrum Communications, Inc., having a place of business at Ugland House, P.O.Box, Georgetown, Grand Cayman, Cayman Islands, British West Indies, on behalf of itself and its wholly-owned subsidiaries, Spreadtrum Communications USA Inc., having a place of business at 5960 Cornerstone Court, Suite 200, San Diego, CA 92121, and Spreadtrum Communications (Shanghai) Co., Ltd., having a place of business at Spreadtrum Center, Building No.1, Lane 2288, Zuchongzhi Road, Zhangjiang, Shanghai, China 201203 (collectively, “Licensee”).

RECITALS

WHEREAS, Licensee and DSP Group Inc. and DSP Group Ltd. (collectively, “DSPG”) entered into a License Agreement dated September 30, 2001 (as subsequently amended, the “License Agreement”), pursuant to which DSPG has licensed to Licensee rights in the TeakLite core (hard macro version) and related technology for certain single uses.

WHEREAS, Licensee and Ceva, the successor to DSPG’s core licensing business, amended the License Agreement by Amendment to License Agreement dated June 12, 2003 (the “First Amendment”) to include the license to the Teak core (now named Ceva-Teak™) to Licensee, and an option to the [***], by the Letter Amendment dated June 12, 2003 (the “Second Amendment”) to include additional terms regarding Section 5.1 of the First Amendment, and by the Letter Amendment dated October 1, 2003 (the “Third Amendment”) to cancel the Second Amendment.

WHEREAS, Licensee and Ceva further amended the License Agreement by another Amendment to the License Agreement dated September 30, 2005 (the “Fourth Amendment”) to grant to Licensee rights in the Ceva-X1620 core and in the related Ceva-XS1200 subsystem, for certain single uses, under the terms set forth thereunder, and further amended the License Agreement by another amendment dated February 1, 2006 (the “Fifth Amendment”) to grant to Licensee rights in the[***] in replacement to the rights granted for the Ceva-X1620 core.

WHEREAS, Licensee and Ceva amended the License Agreement by another Amendment dated September 27, 2006 (the “Sixth Amendment”), to grant to Licensee [***] license rights in the Ceva-TeakLite™ core, the [***] and the Ceva-Teak™ core (all in Ceva RTL soft versions), under the terms and conditions of the License Agreement as amended by the Sixth Amendment (hereinafter, the “[***]”).

WHEREAS, Ceva, has recently identified [***] to Ceva under [***] of the License Agreement in relation to [***] (i.e., [***] and [***]) (“hereinafter: [***]”); and

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

CONFIDENTIAL TREATMENT REQUEST

WHEREAS, Ceva has approached Licensee seeking the [***] it had identified; and

WHEREAS, Licensee has [***] the parties have engaged in good faith discussions to reach an amicable resolution for the matter, and

WHEREAS, the parties have reached an agreement to [***] under the License Agreement, which were under development, developed, manufactured, marketed, and or sold up until [***] and also to grant to Licensee a [***] license rights in the [***] and the related [***] and thus to [***] the license rights for [***] licensed to Licensee under this License Agreement [***] license rights, so as to [***], all as set forth in this Seventh Amendment; and

NOW, THEREFORE, the parties are entering into this Seventh Amendment, for the consideration described below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and agree as follows:

AGREEMENT

1.	Continuation of Provisions of License Agreement.

1.1.	Except as expressly set forth hereunder, all other terms and conditions of the License Agreement and its amendments, shall remain in force and effect. In the event of any inconsistency or conflict between this Seventh Amendment and the License Agreement, the terms and conditions of the Seventh Amendment shall govern and control.

2.	[***].

2.1.	Following the execution of this Seventh Amendment and subject to the terms of the License Agreement and this Seventh Amendment and to the full payment by Licensee of the License Fee for the [***] set forth below in Section 4.1 of this Seventh Amendment, Ceva shall [***] it has or potentially have for [***] (including but not limited to [***], [***] and any [***]) due under [***] of the License Agreement for any and all Licensee’s [***] under the License Agreement (i.e. [***]), which were under development, developed, manufactured, marketed and/or sold prior to [***] and any [***], [***] or [***] between the parties regarding [***].

3.	Amendment.

3.1.	The term “Core Product” (currently defined in Section 1.5 of the License Agreement) shall be replaced with the following definition:

“Core Product” means any integrated circuit device designed, manufactured or marketed by or for Licensee that (a) combines one or more Compliant Core(s) (i.e., currently any of the [***], [***], [***], and [***]) with application-specific or user-specific circuitry that adds a substantial and significant amount of value and functionality to such Compliant Core(s).”

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

CONFIDENTIAL TREATMENT REQUEST

3.2.	Sections [***], [***] and [***] of the License Agreement shall be deleted and consequently Licensee shall no longer be obligated to [***] (except for [***] under [***] of the License Agreement) in any form to Ceva for the [***] of any and all [***].

3.3.	The term “[***]” shall mean any integrated circuit device designed, manufactured or marketed by or for Licensee that (a) combines one or more [***] and if applicable the [***] with application-specific or user-specific circuitry that adds a substantial and significant amount of value and functionality to such [***].

3.4.	[***] for the [***] and the related [***]. Subject to the terms and conditions of the License Agreement and this Seventh Amendment and to the full payment of the [***] License Fees set forth in Section 4.1 below, Ceva hereby grants to Licensee, effective as of [***], a personal, nonexclusive, nontransferable, license for [***] to (hereinafter, the “[***]”):

(a)	make changes to the [***] for the [***] and the [***], provided that the [***] (as defined in the License Agreement);

(b)	incorporate the [***] for the [***] and if applicable the [***] and any changes made thereto pursuant to subsection (a) above, into Licensee’s [***] for [***];

(c)	import, manufacture in [***] and have manufactured such [***];

(d)	offer for sale, sell and otherwise distribute [***], provided that prior to selling or distributing any such [***], Licensee shall verify that [***] contained in such [***] is [***] (as defined in the License Agreement).

3.5.	Term. Notwithstanding any of the terms and conditions of the License Agreement (including its amendments), the term of the License Agreement as amended by this Seventh Amendment and the licenses granted for all [***] (i.e., currently the [***], [***], [***], and [***]) under the License Agreement and this Seventh Amendment, will be [***] commencing on [***], unless terminated earlier in accordance with Section 13 of the License Agreement. Thereafter the term of the License Agreement as amended by this Seventh Amendment will [***] unless either party [***]. For avoidance of doubt the terms of Section 13.3 shall apply in the event of such termination. Subject to the full payment by Licensee of the License Fee for the [***] set forth in Section 4.1 of this Seventh Amendment, the parties’ rights and obligations under [***] of this Seventh Amendment will [***].

3.6.	[***]. Section [***] of the License Agreement shall be deleted and consequently Licensee shall no longer be obligated to [***].

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

CONFIDENTIAL TREATMENT REQUEST

4.	Payment to Ceva.

4.1.	License Fee for the [***]. Licensee will pay Ceva a [***] license fee of [***] for the [***] granted to Licensee in this Seventh Amendment. Such license fee shall be due on [***] and payable [***] as follows:

•	[***]

•	[***]

•	[***]

•	[***]

   Total: [***]

5.	General.

5.1.	Authorization. Each party represents and warrants that it possesses the right and capacity to enter into this Seventh Amendment. Each party represents and warrants to the other party that this Seventh Amendment has been duly authorized, executed and delivered by it and constitutes its valid and legally binding agreement with respect to the subject matter contained herein.

5.2.	Complete Agreement. The License Agreement, as amended by this Seventh Amendment constitutes the complete and exclusive statement of the agreement between the parties and supersedes all prior and contemporaneous proposals and understandings, oral and written, relating to the subject matter contained therein.

IN WITNESS THEREOF, the parties have executed this Seventh Amendment by their duly authorized representatives.

Spreadtrum Communications, Inc.	Ceva Technologies, Inc.

/s/ Leo Li	/s/ Gideon Wertheizer
Name Leo Li	Name Gideon Wertheizer
CEO	CEO
Title	Title

Ceva DSP Ltd.

/s/ Gideon Wertheizer
Name Gideon Wertheizer
CEO
Title

FOIA confidential treatment requested: [***] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.